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                                                                    EXHIBIT 24.1

                          AMCAST INDUSTRIAL CORPORATION
                            LIMITED POWER OF ATTORNEY

         WHEREAS, Amcast Industrial Corporation, an Ohio corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 covering (i) an additional 120,000 of its common shares, without par value, that may be issued under the Company's Non-Employee Director Stock Compensation Plan and (ii) an estimated 24,540 of its common shares, without par value, that may be issued under that certain Executive Employment Agreement dated February 15, 2001 between the Company and Byron O. Pond, as amended (the "Registration Statement").

         NOW THEREFORE, the undersigned, in his capacity as a director of the Company, hereby appoints Byron O. Pond and Samuel T. Rees, and each of them, to be his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute his name, place and stead, as aforesaid, the Registration Statement and any post-effective amendments thereto, and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorney.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 20/21 day of August, 2002.


/s/ Leo W. Ladehoff                         /s/ Walter E. Blankley
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Leo W. Ladehoff                             Walter E. Blankley


/s/ Peter H. Forster                        /s/ Don R. Graber
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Peter H. Forster                            Don R. Graber


/s/ Joseph R. Grewe                         /s/ Bernard G. Rethore
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Joseph R. Grewe                             Bernard G. Rethore


/s/ William G. Roth                         /s/ R. William Van Sant
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William G. Roth                             R. William Van Sant